Exhibit 5.1

June 29, 2009

Board of Directors

Orchids Paper Products Company

4826 Hunt Street

Pryor, Oklahoma 74361

Gentlemen:

We have acted as special counsel to Orchids Paper Products Company, a Delaware corporation (the “Company”), in connection with the Company’s filing of a Registration Statement on Form S-3 on this date (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to shares of the Company’s common stock, par value $.001 per share (the “Shares”), with the Securities and Exchange Commission (the “Commission”). All capitalized terms which are defined in the Registration Statement shall have the same meanings when used herein, unless otherwise specified.

In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the:

(i)	Registration Statement;
(ii)	Amended and Restated Certificate of Incorporation of the Company dated April 14, 2005;
(iii)	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company dated June 19, 2007; and
(iv)	Amended and Restated Bylaws of the Company dated April 14, 2005.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of other corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the certificates and statements of appropriate representatives of the Company.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, and further assuming the (a) effectiveness of the Registration Statement under the Act, (b) taking by the Board of Directors of the Company, a duly constituted and acting committee of such board or duly authorized officers of the Company (together, the “Board”), of all necessary corporate action to authorize and approve the issuance of the Shares and (c) due issuance and delivery of the Shares upon payment therefore in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, we are of the opinion that the Shares will be validly issued, fully paid and non-assessable.

The opinion set forth herein reflects only the application of the applicable General Corporation Law of the State of Delaware. The opinion set forth herein is made as of the date hereof and is subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinion expressed herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement the opinion should such law be changed by legislative action, judicial decision or otherwise.

We do not render any opinions except as set forth above. This opinion letter is being delivered by us solely for purposes of the filing of the Registration Statement with the Commission. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. We also consent to your filing copies of this opinion letter as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Shares. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Bryan Cave LLP

Bryan Cave LLP
161 North Clark Street
Suite 4300
Chicago, IL 60601-3315
Tel (312) 602-5000
Fax (312) 602-5050
www.bryancave.com